BRIGGS
 BUNTING &
 DOUGHERTY, LLP

 CERTIFIED
 PUBLIC
 ACCOUNTANTS





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm in the  Registration  Statement on Form

N-1A of the Managed  Municipal  Fund,  Inc.  and to the use of our report  dated

December 23, 2008 on the Fund's financial  statements and financial  highlights.

Such  financial  statements and financial  highlights  appear in the 2008 Annual

Report to  Shareholders  that is incorporated by reference into the Statement of

Additional Information.





                                         /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                         BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
FEBRUARY 27, 2009